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                                                                    Exhibit 10.8

                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS AGREEMENT, made this 1st day of October 2000, by and between RMH Teleservices, Inc., a Pennsylvania corporation (hereinafter called "Company"), and John Fellows, an individual residing at 3 Wingate Court, Flourtown, PA 19031 (hereinafter called "Executive").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          Company wishes to continue to employ Executive and Executive wishes to continue to be in the employ of Company on the terms and conditions contained in this Agreement.

          WHEREAS, due to Company's desire to continue to employ Executive as Chief Executive Officer and to gain the protections and benefits contained in this Employment Agreement, Company and Executive agree to the covenants and restrictions contained herein;

          WHEREAS, due to Executive's desire to continue to serve as Chief Executive Officer and the protections and new and expanded benefits contained in this Employment Agreement ("Agreement"), Executive agrees to the covenants and restrictions contained herein;

          WHEREAS, this Agreement supercedes all of the provisions of the original Agreement which was executed by the parties on August 16, 1998 ("1998 Employment Agreement"), except for provisions from the 1998 Agreement specifically referred to in this Agreement as surviving.

          NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Company and Executive agree as follows:

          1.   Definitions. As used herein, the following terms shall have the
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meanings set forth below unless the context otherwise requires.

               "Affiliate" shall mean a person or entity who or which (i) with
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respect to any entity, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity; or (ii) with respect to Executive, is a parent, spouse, child or issue of Executive, including persons in an adopted or step relationship.

               "Annual Bonus" shall mean the bonus payments set forth in Section
                ------------
5(b), as such amount may be adjusted from time to time.

               "Base Salary" shall mean the annual rate of compensation set
                -----------
forth in Section 5(a), as such amount may be adjusted from time to time.

               "Board" shall mean the Board of Directors of Company.
                -----

               "Business" shall mean the business conducted by Company or any
                --------
Subsidiary or corporate parent thereof or entity sharing a common corporate parent with the Company on the date of execution of this Agreement, including business activities in developmental stages, business activities which may be developed by the Company, or by any Subsidiary or corporate parent thereof or entity sharing a common corporate parent with the Company, during the period of Executive's employment by Company, and all other business activities which flow from a reasonable expansion of any of the foregoing during Executive's employment with the Company and about which Executive had or has constructive or actual knowledge.

               "Cause" shall include any one or more of the following:
                -----

                    (a) Executive breaches or neglects the material and substantial duties that Executive is required to perform under the terms of this Agreement, including if Executive performs his duties in an incompetent manner, after written notice of the breach or neglect and thirty (30) days to cure such breach or neglect;

                    (b) The reasonable belief of a majority of the Board of Directors that Executive has committed a crime of moral turpitude or has entered a plea of nolo contendere(or similar plea) to a charge of such an offense;

                    (c) Executive uses alcohol in an inappropriate manner or any unlawful controlled substance while performing his duties under this Agreement and such use materially interferes with the material performance of Executive's duties under this Agreement;

                    (d) Executive commits any act of criminal fraud, material dishonesty or misappropriation relating to or involving the Company;

                    (e) Executive materially violates a rule(s), regulation(s), policy(ies) or plan(s) governing Executive performance or express direction(s) of the Board;

                    (f) Executive engages in the unauthorized disclosure of Confidential Information; or

                    (g) Executive acts in a manner that is materially contrary to the best interest of the Company after he is given written notice of his actions, as well as 30 days to cure.

               "Change of Control" shall be deemed to have occurred upon the
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earliest to occur of the following events:

                    (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("the Exchange Act") (other than the Company, any subsidiary of the Company, any "person" (as defined herein) acting on behalf of the Company as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an Executive benefit plan of the Company, or any "person" who, on the date the RMH Teleservices, Inc. 1996 Stock Incentive Plan (the "Plan") is effective, shall have been the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of or have voting control over shares of capital stock of the Company possessing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities, excluding any transactions whereby RT Investors LLC transfers some or all of its shares to its members and excluding transfers between and among any members of RT Investors LLC) is or becomes the "beneficial owner" (as herein above defined), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

                    (b) during any period of not more than two consecutive years (not including any period prior to the date the Plan is effective), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a "person" who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                    (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other legal entity, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person"(other than a "person" who, on the date the Plan is effective, shall have been the "beneficial owner" of or have voting control over shares of capital stock of the Company possessing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities) acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

                    (d) the shareholders of the Company approve a plan of complete liquidation of the entire Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

               "Commencement Date" shall have the meaning specified in Section 4
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hereof.

               "Confidential Information" shall have the meaning specified in
                ------------------------
Section 12(b) hereof.

               "Disability" shall mean Executive's inability, for a period of
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thirteen (13) consecutive weeks, or a cumulative period of 120 business days
(i.e., Mondays through Fridays, exclusive of days on which Company is generally closed for a holiday) out of a consecutive period of twelve (12) months, to perform the essential duties of Executive's position, due to a disability as that term is defined in the American With Disabilities Act.

               "Restricted Area" shall have the meaning specified in Section
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12(a)(i) hereof.

               "Restricted Period A" shall have the meaning specified in Section
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12(a) hereof.

               "Restricted Period B" shall have the meaning specified in Section
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12(b) hereof.

               "Subsidiary" shall mean any company in which Company owns
                ----------
directly or indirectly 50% or more of the Voting Stock or 50% or more of the equity; or any other venture in which it owns either 50% or more of the voting rights or 50% or more of the equity.

               "Term of Employment" shall mean the period specified in Section 4
                ------------------
hereof as the same may be terminated in accordance with this Agreement.

          2.   Employment. Company hereby employs Executive as Chief Executive
               ----------
Officer and Executive hereby accepts employment by Company for the period and upon the terms and conditions specified in this Agreement.

          3.   Office and Duties.
               -----------------

               (a) Executive shall continue to serve as the Chief Executive Officer of Company. In such capacity, Executive shall render such services as are necessary and desirable to protect and advance the best interests of Company, acting, in all instances, under the supervision of and in accordance with the policies set by the Board. As Chief Executive Officer, Executive shall be responsible for managing the day-to-day operations of the business and shall have the responsibility and authority, subject to policies set by and with the approval of the Board, to employ and terminate Executives, sign agreements and otherwise to implement the policies and directives of the Board, all subject to the provisions of any operating budget or budgets as may be approved from time to time by the Board and subject to the By-Laws of the Company. Executive shall perform any other duties reasonably required by the Board and reasonably related to his responsibilities as Chief Executive Officer.

               (b) For as long as Executive shall remain an Executive of Company, Executive's entire working time, energy, skill and best efforts shall be devoted to the performance of Executive's duties hereunder in a manner which will faithfully and diligently further the business and interests of Company. Executive may engage in charitable, civic, fraternal, trade and professional association activities that do not interfere with Executive's obligations to Company, but Executive shall not work for any other for-profit business without so disclosing such activity to the Board, in which event the Board may not unreasonably withhold its consent to such activity.

          4.   Term. Executive shall be employed by Company for an initial Term
               ----
of Employment (the "Initial Term"), commencing September 8, 2000 (the "Commencement Date"), and ending on January 16, 2004, unless sooner terminated as hereinafter provided. However, at the end of the Initial Term on January 16, 2004, the Term of Employment and this Employment Agreement will be automatically extended for consecutive one (1) year terms ("Additional Term") unless not later than thirty (30) days prior to January 16, 2004 or thirty (30) days prior to any successive anniversary of that date, either party gives written notice that it does not wish to extend this Employment Agreement. During any Additional Term, this Agreement and Executive's employment can be terminated in accordance with Sections 7 - 10 below.

          5.   Compensation and Benefits.
               -------------------------

               (a) For all of the service rendered by Executive to Company, Executive shall receive Base Compensation at the gross annual rate of Six Hundred and Fifty Thousand Dollars ($650,000), payable in installments in accordance with Company's regular payroll practices in effect from time to time. The Base Compensation shall be reviewed annually, on or around the anniversary date of the Commencement Date of this Agreement to ascertain, in the sole discretion of the Board or the Compensation Committee, the amount, if at all, the Executive's Base Compensation should be increased, but it shall not be decreased.

               (b) In addition to the foregoing compensation, Executive is eligible to receive an Annual Bonus each fiscal year in an amount, as shall be determined by a majority of the Board of Directors or the Compensation Committee, in their sole discretion, (subject to the minimum Annual Bonus) based on performance goals (Company and Executive's) set by the Board. Such Annual Bonus shall be equal to no less than twenty percent (20%) (and this minimum Annual Bonus amount is not discretionary) of Executive's Base Compensation and shall have no cap. If Executive, in the Board of Directors' or Compensation Committee's sole discretion, meets the targets set by the Board of Directors or the Compensation Committee, the Annual Bonus will be seventy percent (70%) of Executive's Base Compensation. The Annual Bonus shall be payable in a single lump-sum payment within ninety (90) days after the end of each fiscal year. To be eligible for the Annual Bonus, Executive must be actively employed by the Company on the last day of the relevant fiscal year.

                    (i) Executive will be granted an additional 100,000 shares of the Company's restricted common stock. Such stock shall vest upon the earlier of a Change of Control, death of Executive or upon a three year vesting cycle commencing January 16, 2001, provided Executive has not been terminated under Section 7, 8, 9 or 10 hereof as of the anniversary date. The 100,000 shares of the Company's restricted common stock Executive was granted in the 1998 Employment Agreement between Company and Executive continues to vest as per the provisions of the 1998 Employment Agreement, unless the vesting schedule is accelerated by the Board of Directors, but the vesting schedule shall not be lengthened.

                    (ii) The options granted to Executive in the 1998 Employment Agreement, pursuant to the RMH Teleservices, Inc. 1996 Stock Incentive Plan, to purchase 100,000 RMH common shares will continue to vest as stated in the 1998 Employment Agreement.

               (c) If Executive's employment is terminated by the Company at any time within three months before, or six month after the occurrence of a Change in Control, Executive shall be entitled to the following severance, in lieu of any other Base Compensation, Annual Bonus, additional bonus or any other compensation and benefits provided herein:

                    (i) The Company shall pay as severance pay to Executive, no later than the tenth business day following the termination, a lump sum severance payment equal to 100% of Executive's Base Compensation for twenty-four
(24) months.

                    (ii) For twenty-four (24) months after such termination, Executive shall be entitled to all Fringe Benefits described in 6(a) herein, except for sick time, and subject to the terms, conditions and restrictions of the specific plans. The Company shall use its best efforts to arrange to provide Executive with group health coverage substantially similar to the Plan which Executive was covered under immediately prior to the termination. Fringe Benefits otherwise receivable by the Executive pursuant to this paragraph (ii) will be reduced to the extent comparable benefits are actually received from other sources by Executive during such period.

                    (iii) Executive shall not be required to mitigate the amount of any payment provided for in this Section 5(c) by seeking employment or otherwise.

                    (iv) In the event that any payment or benefit received or to be received by Executive in connection with a Change in Control or the termination of Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company) (collectively the "Total Payments"), would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), by the Company, an Affiliate or other person making such payment or providing such benefit, the payments or benefits shall be so reduced until no portion of the Total Payments is not deductible under Code Section 280G (such reduction being referred to herein as the "280G Limitation"). Executive shall be entitled to elect which payments or benefits shall be so reduced. For purposes of this limitation, (1) no portion of the Total Payments the receipt or enjoyment of which Executive shall have effectively waived in writing prior to the date of payment shall be taken into account, (2) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Executive does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and (3) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280(d)(3) and
(4) of the Code. Notwithstanding the foregoing, if Executive's net payments, after taking into account all applicable taxes, including but not limited to federal, state and local income taxes, and excise taxes imposed under Section 4999 of the Code would be greater if no reduction to Total Payments were implemented by reason of the 280G Limitation, the 280G Limitation shall be inapplicable. All determinations under this Section 5(c)(iv) shall be made by the Company's regularly engaged tax counsel and accountants.

               (d) Executive agrees and acknowledges that his employment and the other protections and benefits of this Agreement are full, adequate and sufficient consideration for the restrictions and obligations set forth in Sections 11 and 12 of this Agreement.

          6.   Fringe Benefits. As an inducement to Executive to continue
               ---------------
employment hereunder, and in consideration of Executive's covenants under this Agreement, Executive shall be eligible to the benefits set forth below (the "Fringe Benefits") during the Term of Employment:

          (a) Executive shall be eligible to participate in any health, life, accident or disability insurance, sick leave or other benefit plans or programs made available to other similarly situated Executives of Company on terms at least equal to those available to other similarly situated Executives of Company as long as the plans and programs are kept in force by Company and provided that Executive meets the eligibility requirements and other terms, conditions and restrictions of the respective plans and programs, with the understanding that the Company will keep in force throughout the Term of this Agreement health, life, accident and disability insurance and sick leave benefits equal to or greater than those in effect at the Commencement Date.

               (b) Executive shall be entitled to four (4) weeks paid vacation during each year, subject to Company's generally applicable policies relating to vacations, and excluding standard Company holidays.

               (c) Company will provide Executive with an expense allowance of $1500 per month to cover all reasonable and necessary expenses incurred by Executive in connection with the performance of Executive's duties hereunder upon receipt of documentation therefor in accordance with Company's regular reimbursement.

               (d) Company will pay for Executive to receive financial planning assistance each year during which Executive remains employed by Company under this Agreement.

          7.   Disability. If Executive suffers a Disability as that term is
               ----------
defined in Section 1 herein, the Company may terminate Executive's employment relationship with Company at any time thereafter (after the expiration of time periods described in the definition of "Disability" in Section 1) by giving Executive thirty (30) days written notice of termination. Thereafter, Company shall have no obligation to Executive for Base Compensation, Annual Bonus, Fringe Benefits or any other form of compensation or benefit to Executive, except as otherwise required by law or by benefit plans provided at Company expense, other than (a) amounts of Base Compensation accrued through the date of termination, (b) a prorated portion of the Annual Bonus, (c) vested Stock and Stock Options and (d) reimbursement of appropriately documented expenses incurred by Executive before the termination of employment, to the extent that Executive would have been entitled to such reimbursement but for the termination of employment.

          8.   Death. If Executive dies during the Term of Employment, the Term
               -----
of Employment and Executive's employment with Company shall terminate as of the date of Executive's death. Company shall have no obligation to Executive or Executive's estate for Base Compensation, Annual Bonus, Fringe Benefits or any other form of compensation or benefit, except as otherwise required by law or by benefit plans provided at Company expense, other than (a) amounts of Base Compensation that have accrued through the date of Executive's death, (b) a prorated portion of the Annual Bonus, (c) vested Stock and Stock Options and all Stock and Stock Options shall fully vest automatically upon death of Executive, and (d) reimbursement of appropriately documented expenses incurred by Executive before the termination of employment, to the extent that Executive would have been entitled to such reimbursement but for the termination of employment.

          9.   Termination for Cause. Company may terminate Executive's
               ---------------------
employment relationship with Company at any time for Cause as that term is defined in Section 1 herein, effective not less than ten (10) days after written notice of such termination. Upon the effective date of termination of Executive under this Section 9, Company shall have no obligation to Executive for Base Compensation, Annual Bonus, Fringe Benefits, or any other form of compensation or benefits other than (a) amounts of Base Compensation, and vested Stock and Stock Options accrued through the effective date of termination, and (b) reimbursement of appropriately documented expenses incurred by Executive before the written notice of termination of employment, to the extent that Executive would have been entitled to such reimbursement but for the termination of employment. In such event, Executive will be entitled to elect to continue participation in any health, life, accident or disability insurance plans of the Company at Executive's expense if plans allow for continuation at no cost to the Company.

          10.  Termination without Cause.
               -------------------------

               (a) Company may terminate Executive's employment relationship with Company at any time without Cause upon ninety (90) days written notice. Notwithstanding termination of Executive under this Section 10, Company shall continue to pay Executive's Base Compensation, as such Base Compensation would have accrued through a twenty-four (24) month period following the expiration of the 90-day notice period and Fringe Benefits, if permitted by law and the Company's insurance plans at the time, and prorated Annual Bonus through the expiration of the 90-day notice period, and vested Stock and Stock Options (all of which will fully vest upon such termination), so long as Executive executes and does not revoke a Separation Agreement and General Release Agreement acceptable to Company which will be substantially in the terms and form attached hereto as Exhibit "A".

               (b) Executive may terminate his employment with Company for any or no reason, upon ninety (90) days written notice. If such notice is provided by Executive, Employer, in its sole discretion, may waive the notice period or any portion thereof, with pay (Base Compensation) and reimbursement by Company of Executive's COBRA premiums to Executive for the remaining notice period. Upon termination by Executive of his employment under the provisions of this Subsection 10(b), the Company shall have no obligation to Executive for Base Compensation, Annual Bonus, Fringe Benefits or any other form of compensation or benefits other than (a) amounts of Base Compensation, vested Stock and Stock Options accrued through the effective date of termination, and (b) reimbursement of appropriately documented expenses incurred by Executive before the termination of employment, to the extent that Executive would have been entitled to such reimbursement but for his termination of his employment.

               (c) Termination of Executive's employment pursuant to Sections 7 through 10 shall release the Company of all its liabilities and obligations under this Agreement, except as expressly provided in Sections 7 through 10. Termination of Executive's employment pursuant to this Section shall not, however, release Executive from Executive's obligations and restrictions as stated in Sections 11 and 12 of this Agreement.

               (d) Executive shall not be entitled to any payment or benefit under any Company severance plan other than as reflected herein under Section 10, practice or policy, if any, in effect at or after the time of Executive's termination since this Agreement supersedes all such plans, practices and policies.

          11.  Company Property.  All advertising, sales, manufacturers' and
               ----------------
other materials or articles or information, including without limitation data processing reports, computer programs, software, customer information and records, business records, price lists or information, samples, or any other materials or data of any kind physically furnished to Executive by Company or developed by Executive on behalf of Company or at Company's direction or for Company's use or otherwise in connection with Executive's employment hereunder, are and shall remain the sole property of Company, including in each case all copies thereof in any medium, including computer tapes and other forms of information storage. If Company requests the return of such materials at any time during or at or after the termination of Executive's employment, Executive shall deliver all copies of the same to Company immediately.

          12.  Noncompetition, Trade Secrets, Etc.  Executive hereby
               -----------------------------------
acknowledges that, during and solely as a result of his employment by Company, Executive has had and will have access to Confidential Information as that term is defined herein. In consideration of such special and unique opportunities afforded by Company to Executive as a result of Executive's employment and the other benefits referred to within this Agreement, the Executive hereby agrees as follows:
               (a) From the date hereof until twenty four (24) months following the termination of Executive's employment with Company, for any or no reason, whether initiated by Executive or Company, ("Restricted Period A");

                   (i) Executive shall not, for his own benefit or the benefit of any third party, directly or indirectly engage in (as a principal, shareholder, partner, director, officer, agent, Executive, consultant or otherwise) or be financially interested in any business operating within the United States or Canada (the "Restricted Area"), which provides telemarketing services materially the same as the services Company provides to third parties, or any other business activities which are materially the same as and which are in direct competition with the Business, or with any business activities carried on by Company or being planned by Company, at the time of the termination of Executive's employment, or any other business activities which are materially the same as the Business for any of the Company's past, present or prospective clients, customers or accounts; provided however, nothing contained in this
Section 12 shall prevent Executive from holding for investment less than five percent (5%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system.

                   (ii) Induce or attempt to influence any Executive, customer, independent contractor or supplier of Company to terminate employment or any other relationship with Company. During the Restricted Period, while Executive is still employed by the Company, Executive shall not, directly or indirectly, disclose or otherwise communicate to any of the clients, customers or accounts of Company, its Affiliates or any Subsidiary thereof that he has been terminated, is considering terminating or has decided to terminate employment with Company.

               (b) From the date hereof until three (3) years following the termination of Executive's employment with the Company, for any or no reason, whether initiated by Executive or Company ("Restricted Period B"), Executive shall not use for Executive's personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Company, any "Confidential Information" which term shall mean any information regarding the business methods, business policies, policies, procedures, techniques, research or development projects or results, historical or projected financial information, budgets, trade secrets, or other knowledge or processes of or developed by Company or any names and addresses of customers or clients or any data on or relating to past, present or prospective Company customers or clients or any other confidential information relating to or dealing with the business operations or activities of Company, made known to Executive or learned or acquired by Executive while in the employ of Company. Confidential Information shall not include (1) information unrelated to the Company which was lawfully received by Executive free of restriction from another source having the right to so furnish such Confidential Information; or (2) information after it has become generally available to the public or to industry competitors without breach of this Agreement by the Executive; or (3) information which at the time of disclosure to the Executive was known to the Executive to be free of restriction as evidenced by documentation from the Company which the Executive possesses, or (4) information which Company agrees in writing is free of such restrictions. All memoranda, notes, lists, records, files, documents and other papers and other like items (and all copies, extracts and summaries thereof) made or compiled by Executive or made available to Executive concerning the business of Company shall be Company's property and shall be delivered to Company promptly upon the termination of Executive's employment with Company or at any other time on request. The foregoing provisions of this Subsection 12(b) shall apply during and for a period of three (3) years after Executive is an Executive of Company and shall be in addition to (and not a limitation of) any legally applicable protections of Company's interest in confidential information, trade secrets and the like. At the termination of Executive's employment with Company, Executive shall return to Company all copies of Confidential Information in any medium, including computer tapes and other forms of data storage.

               (c) Any and all writings, inventions, improvements, processes, procedures and/or techniques which Executive may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time when Executive is an Executive of Company, whether or not during working hours and whether or not at the request or upon the suggestion of Company, which relate to or are useful in connection with the Business or with any business now or hereafter carried on or contemplated by Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of Company. Executive shall make full disclosure to Company of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in Company. Executive shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist Company so that Company can prepare and present applications for copyright or Letters Patent therefor and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Executive shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.

               (d) Executive acknowledges that the restrictions contained in the foregoing Subsections in view of the nature of the business in which Company is engaged, are reasonable and necessary in order to protect the legitimate interests of Company, that their enforcement will not impose a hardship on Executive or significantly impair Executive's ability to earn a livelihood, and that any violation thereof would result in irreparable injuries to Company. Executive and Company acknowledge that, in the event either party believes the other party has violated any of the terms of this Agreement, the other party shall be entitled to seek from any court of competent jurisdiction, without attempting arbitration, preliminary and permanent injunctive relief.

               (e) If the Restricted Periods or the Restricted Area specified above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such amount or the area shall be reduced by the elimination of such portion or both such reductions shall be made so that such restrictions may be enforced for such time and in such area as is adjudged to be reasonable. If Executive violates any of the restrictions contained in the foregoing Subsections, the relevant Restricted Period shall be extended by a period equal to the length of time from the commencement of any such violation until such time as such violation shall be cured by Executive to the satisfaction of Company. Executive hereby expressly consents to the jurisdiction of any court within the Eastern District of Pennsylvania for the purpose of seeking a preliminary or permanent injunction as described above in Section 12(d), and agrees to accept service of process by certified mail return receipt requested relating to any such proceeding. Company may supply a copy of Section 12 of this Agreement to any future or prospective employer of Executive or to any person to whom Executive has supplied information if Company determines in good faith that there is a reasonable likelihood that Executive has violated or will violate such Section.

          13.  Prior Agreements.  Executive represents to Company that there are
               ----------------
no restrictions, agreements or understandings, oral or written, to which Executive is a party or by which Executive is bound that prevent or make unlawful Executive's execution or performance of this Agreement.

          14.  Miscellaneous.
               -------------

               (a) Indulgences, Etc. Neither the failure nor any delay on the
                   ----------------
part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

               (b) Controlling Law. This Agreement and all questions relating to
                   ---------------
its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

               (c) Notices. All notices, requests, demands and other
                   -------
communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, on the day specified for delivery when deposited with a recognized national or regional courier service for delivery to the intended addressee or two (2) days following the day when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                   (i)   If to Executive:

                         Mr. John Follows
                         3 Wingate Cr.
                         Flourtown, PA 19031

                         with a copy, given in the manner prescribed above, to:

                         Chris Hart, Esquire
                         Odenweller, Fabrega, Hood & Hart, L.L.P.
                         808 Travis, Suite 1107
                         Houston, TX   77002

                   (ii) If to Company:

                         Mr. Herbert Kurtz
                         Chairman of the Board
                         RMH Teleservices, Inc.
                         40 Morris Avenue
                         Bryn Mawr, PA   19010

                         with a copy, given in the manner prescribed above, to:

                         Jay Dubow, Esquire
                         Wolf, Block, Schorr and Solis-Cohen LLP
                         1650 Arch Street, 22nd Floor
                         Philadelphia, PA   19103

              In addition, notice by mail shall be by air mail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

          (d) Binding Nature of Agreement.  This Agreement shall be binding upon
              ---------------------------
Company and shall inure to the benefit of Company, its present and future Subsidiaries, Affiliates, successors and assigns including any transferee of the business operation, as a going concern, in which Executive is employed and shall be binding upon Executive, Executive's heirs and personal representatives. None of the rights or obligations of Executive hereunder may be assigned or delegated, except that in the event of Executive's death or Disability, any rights of Executive hereunder shall be transferred to Executive's estate or personal representative, as the case may be. Company may assign its rights and obligations under this Agreement in whole or in part to any one or more Affiliates or successors, but no such assignment shall relieve Company of its obligations to Executive if any such assignee fails to perform such obligations.

          (e) Execution in Counterparts.  This Agreement may be executed in any
              -------------------------
number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

          (f) Provisions Separable.  The provisions of this Agreement are
              --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          (g) Entire Agreement.  This Agreement contains the entire
              ----------------
understanding among the parties hereto with respect to the employment of Executive by

Company, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing. Notwithstanding the foregoing, nothing herein shall limit the application of any generally applicable Company policy, practice, plan or the terms of any manual or handbook applicable to Company's Executives generally, except to the extent the foregoing directly conflict with this Agreement, in which case the terms of this Agreement shall prevail.

          (h) Section Headings.  The Section headings in this Agreement are for
              ----------------
convenience only; they form no part of this Agreement and shall not affect its interpretation.

          (i) Number of Days.  Except as otherwise provided herein, for example,
              --------------
in the context of vacation days, in computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

          (j) Gender, Etc.  Words used herein, regardless of the number and
              -----------
gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

          (k) Dispute Resolution.  In the event of any disagreement of any
              ------------------
nature whatsoever between the parties to this Employment Agreement in any way relating to this Employment Agreement, except for the ability of the parties to seek a preliminary or permanent injunction as described above, which need not be discussed between the parties or arbitrated, the parties shall meet to attempt to resolve such disagreement. In the event of their failure to do so within fifteen (15) days or such longer period of time as shall be mutually agreed upon by the parties, either party may serve notice in writing upon the other party requesting arbitration, which notice shall specify in reasonable detail the nature of the dispute. Any arbitration under this Section shall be held in Philadelphia, Pennsylvania or such other place as shall be mutually agreed to by the parties, and conducted in accordance with the procedures set forth hereafter and, to the extent not inconsistent with this Section, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association in effect on the date of this Agreement. Company shall have the right and remedy to ask the arbitrator to require Executive to account for any pay over to Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transactions constituting a breach of Section 12, and Executive shall account for and pay over such amounts to Company upon the arbitrator's determination thereof.

               (1) Any arbitration under this Section shall be before an arbitrator who shall be experienced in the area of employment law. The arbitrator shall be selected by the parties from lists provided by the American Arbitration Association. The parties agree to exchange all relevant documents prior to any hearing, and further agree that any dispute over such exchange may be submitted to the arbitrator for decision, which decision shall be binding on the parties. The parties further agree to exchange hearing exhibits and designations of witnesses to be called at the hearing at least ten (10) calendar days before any hearing as a party may not offer at the hearing as part of its direct case any witness, evidence or document not so disclosed, unless such witness(es), evidence or document(s) became available and/or known to the party who wishes to introduce such witness(es), evidence and/or document(s) within the ten (10) calendar days prior to the arbitration, and such witness(es), evidence or document(s) is immediately provided to the arbitrator and the other party, or unless the evidence is for rebuttal or impeachment purposes and its need was not anticipated or foreseen before the hearing.

               (2) Within 60 days of the production of all documents, evidence and witness list as outlined in the preceding section, the arbitrator shall conduct the arbitration hearing. Each party will have one day to present its case, unless, upon request the arbitrator determines that more or less time is appropriate. Within 30 days of the arbitration hearing, the arbitrator shall render a decision in writing to each party.

               (3) Any arbitration award must (i) be rendered in accordance with applicable law as described in this Employment Agreement and (ii) be set forth in a written decision which sets forth the reasons (including, without limitation, the conclusions of fact and/or law) upon which such award is rendered. Judgment upon an arbitration award may be rendered in any court of competent jurisdiction or application may be made to any such state or federal court of competent jurisdiction for judicial acceptance of an order to enforcement of an arbitration award, as the case may be. Any arbitration award shall be final and binding on the parties. Once an issue has been arbitrated pursuant hereto, the decision of the arbitrator shall be res judicata with respect to such issue.

               (4) The arbitrator shall have the power to issue subpoenas compelling testimony and/or the production of documents from any person whether or not a party hereto, which subpoenas shall be enforceable in all courts of competent jurisdiction in the Eastern District of Pennsylvania. In addition, the arbitrator and attorney-of-record shall have the power to request through the above-mentioned courts of competent jurisdiction the taking of depositions from any person, not a party or a director, officer, executive, employee or agent of a party, who cannot be subpoenaed or is unable to attend the arbitration, whose testimony the arbitrator deems both important and relevant to the resolution of the issues presented for arbitration.

               (5) The cost of the arbitration and all attorney fees shall be borne by the parties in such proportion as the arbitrator shall direct, with such arbitrator to give due consideration to the fault of the parties.

               (6) Notwithstanding the foregoing, the parties need not arbitrate any request for preliminary or permanent injunctive relief, such relief may be brought by either party in any state or federal court in the Eastern District of Pennsylvania. Such litigation will toll the Restricted Periods beginning on the alleged date of Executive's violation until the date the dispute is resolved.

          (l)  Jurisdiction of Courts. Any legal suit, action, claim, proceeding
               ----------------------
or investigation arising out of or relating to Sections 11 or 12 of this Agreement may be instituted in any state or federal court in the Eastern District of Pennsylvania, and each of the parties hereto waives any objection which party may now or hereafter have to such venue of any such suit, action, claim, proceeding or investigation, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such suit, action, claim, proceeding or investigation shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. If for any reason such service of process by mail is ineffective, then Company shall be deemed to have appointed Jay Dubow, Esquire, Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103, as the authorized agent of Company to accept and acknowledge, on behalf of Company, service of any and all process which may be served in any such suit, action, claim, proceeding or investigation. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than Pennsylvania.

          (m)  Survival.  All provisions of this agreement which by their terms
               --------
survive the termination of Executive's employment with Company, including without limitation the covenants of Executive set forth in Sections 11 and 12 and the obligations of Company to make any post-termination payments under this Agreement, shall survive termination of Executive's employment by Company and shall remain in full force and effect thereafter in accordance with their terms.

          IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement in Philadelphia, Pennsylvania as of the date first above written.


                           RMH TELESERVICES, INC.



                           By:  /s/ P. Gregory Lakin
                               ------------------------  August 9, 2001
                               Name:  P. Gregory Lakin
                               Title: Chairman of Compensation Committee,
                                      Board of Directors, RMH Teleservices, Inc.




                                /s/ John Fellows
                               ------------------------  August 9, 2001
                                      John Fellows